LICENSE AGREEMENT

     AGREEMENT MADE this 9th day of April, 2002 between Michael
C. Shetley, an individual residing at Route 6, Box 845, Okeechobee, Florida 34974, herein referred to as "Licensor", and Emission Controls Corp., a corporation organized under the laws of the State of Delaware, having its principal place of business at 9042 Shearwater Road, Blaine, WA 98230, herein referred to as "Licensee".

                             RECITALS

A. Licensor is the inventor of certain technology disclosed in U.S. Patent 5,336,396, now abandoned, for an invention entitled Waste Oil Management System. The invention is described generally as a Fuel Management System for blending of an alternative fuel such as waste oil with a conventional fuel and the continuous filtration thereof before delivery to fuel injection system of a conventional diesel engine. (hereafter, "FMS").

B. Licensee is a development stage company engaged in the business of manufacturing and marketing fuel related devices for internal combustion engines of the nature described in Licensor's FMS invention.

C. Licensor is willing to grant, and Licensee desires to secure, an exclusive license to use, manufacture, sell, and otherwise practice the know-how, technology, trade secrets and improvement snot otherwise disclosed to the public, including the right to any patent that issues to the Licensor that embodies said know-how, technology, trade secrets or improvements to FMS.

IN CONSIDERATION of the covenants and obligations hereinafter set forth, the parties agree as follows:

                     SECTION ONE: DEFINITIONS

In the interpretation of this Agreement, the following definitions shall apply:

1.1 "Licensed Technology" means the specific know-how, technology, trade secrets and improvements owned or licensed to Licensor which is related to FMS which Licensor has the right to grant licenses of the scope granted hereunder.

1.2 "Hydrocarbon-based Fuels" means any fossil fuel normally termed as from petroleum, in any sense of the word, and which is or may be used in internal combustion engines, whether in a natural, or crude, state, a refined state, a derivative of either - but not gaseous - or an exotic mixture of any derivative thereof.

1.3 "Units" and "Device" means each manufactured apparatus which requires, to be created, certain know-how, technology and trade secrets now possessed exclusively by Michael Shetley.

           SECTION TWO: DISCLOSURE AND GRANT OF LICENSE

2.1 Licensor hereby grants to Licensee a license to manufacture, use, or sell and otherwise practice the Licensed Technology, in the geographic territory of Mexico.

2.2  The scope of the grant includes the cited Licensed
     Technology for a fuel management system.

2.3 The Licensor specifically grants license to Licensee as to the use of the Licensed Technology. Licensee has the right to procure the manufacture of any products by others using the Licensed Technology.

2.4 Licensor will provide to Licensee all documentation, test results, patent information, know-how, trade secrets, road test results and any other information that will assist Licensee in the marketing of a product using the Licensed Technology.

2.5 Licensor will provide a working prototype of a fuel management system to the requirements and specifications of Licensee upon payment noted in 3.1a of this Agreement.

2.6 Breach of the restricted use may infringe upon the rights granted to others and may, at the sole discretion of Licensor, cause Licensee's rights under this Agreement to be terminated.

             SECTION THREE: COMPENSATION FOR LICENSE

As consideration for the granting of license under this Agreement
Licensee shall pay both a License Fee and Royalty therefor:

3.1  Licensee will pay a Licensing Fee to Licensor within sixty
     (60) days of execution of this Agreement in the following manner:

     a. One Hundred Thousand ($100,000) dollars upon the execution of this Agreement; and

     b. Fifty Thousand ($50,000) dollars within thirty (30) days from the execution of this Agreement; and

     c. Fifty Thousand ($50,000) dollars within sixty (60) days from the execution of this Agreement.

3.2 Option is hereby granted to Licensee to obtain worldwide licensing rights to the technology within twelve (12) months of execution of this Agreement for the total sum of Two Million Eight Hundred Thousand Dollars ($1,800,000.00). Said option will modify geographics of this Agreement.

3.3 Licensee will pay licensor a Royalty of Ten Percent (10%) of total gross receipts from sales of all products manufactured by Licensee using the Licensed Technology.

3.4 Licensee will pay Licensor a Royalty of Three Percent (3%) on all replacement parts sold by Licensee and all Sub-Licensee to their respective customers irrespective of whether Licensor manufactures the replacement parts of whether a Sub-Licensee manufactures the replacement parts. In the event that Licensor manufactures the replacement parts, the Royalty shall be in addition to the actual wholesale cost of the parts, paid by Licensee.

3.5 Royalties will be paid to Licensor for the term of this Agreement at his address listed in Section 12.6.

3.6 Licensee will pay Royalty payments on the last day of each March, June, September, and December. Said payment shall accompany a detailed report prepared by Licensee pursuant to Section Six herein.

             SECTION FOUR: USE OF LICENSED TECHNOLOGY

4.1 With the prior written approval of Licensor, Licensee has the right to sub-license the right to manufacture, use, practice or sell products using the Licensed technology in Mexico. Exercising its right to sub-license shall not affect Licencee's right and conditions granted pursuant to this Agreement.

4.2 All sub-licenses will be in writing and on such terms and conditions as Licensee in Licensee's discretion may determine. However, each sub-license must include language consistent with the rights and obligations set forth herein, and may not grant any rights to Sub-Licensee greater than that which is granted to Licensee herein. All sub-licenses shall include a provision to require that Sub-Licensees keep accurate and separate books and records with regard to products produced or sold which use the Licensed Technology and allow Licensor access to inspect Sub-Licensee's books and records. Executed copies of all sub-licenses must be presented to Licensor within 10 days of execution.

4.3 Production of any products under a sub-license will be numbered in reporting as Licensee's own production regardless of the Licensee's relationship with any Sub-
     Licensee.

                    SECTION FIVE: COOPERATION
5.1 Licensor will make available to Licensee all information, tests, data, and other material in the possession of the Licensor concerning the subject matter of the Licensed Technology and all inventions derived using the Licensed Technology, and Licensor will assist Licensee in the technical and commercial development of any products based on the Licensed Technology as is within the scope and capability of the Licensor.

5.2 Licensor will require Licensee and Sub-Licensee(s) to execute a Secrecy and Non-Disclosure Agreement document which is attached to this Agreement as Exhibit A.

5.3 Any improvements relating to the Licensed Technology are hereby included within the scope of this license Agreement.

              SECTION SIX: REPORTING AND INSPECTION

6.1 Licensee shall submit to Licensor detailed reports to include the number of units manufactured at each manufacturing location; the number of units shipped to any assembler, installer, distributor, vendee or end user of every nature; the invoiced shipping price of each shipment; and the name and address to whom shipped or released for payment. Said report will be prepared to include each three
     (3) month period ending on the last day of March, June, September and December, subsequent to the date of execution of this Agreement and then continuing through the life of the Agreement. Said report shall be furnished to Licensor with all Royalty payments pursuant to Section Three herein.

6.2 Licensee, and all Sub-Licensees, are required to keep accurate books and records reflecting all transactions relating to manufacturing and sales of products based on the Licensed Technology. Said books and records shall be available for inspection by the Licensor, or any representative of the Licensor, during normal business hours when reasonable written notice is given.

6.3 It is agreed that production numbers by Licensee and any Sub-Licensee will be aggregated as if the total were Licensee's own for purposes of determining fees payable to Licensor.

         SECTION SEVEN: LICENSOR'S RESERVATION OF RIGHTS

7.1 Licensor reserves all rights to himself for any future non-related patent applications and patents which may issue. Licensee shall receive the benefit of any patents issued during the term of the Agreement that are related to FMS without additional compensation. Nothing in this License Agreement shall be deemed to grant any ownership rights to License Technology.

              SECTION EIGHT: WARRANTIES AND DEFAULT

8.1 Neither party makes any representation, extends any warranties, or assumes any responsibilities whatever with respect to the manufacture, use, sale or other disposition by the other party or its vendees, transferees, or Sub-Licensees of products using the Licensed Technology. Each party hereby agrees that the LICENSED TECHNOLOGY IS PROVIDED TO LICENSEE "AS IS". LICENSOR SHALL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR A LOSS OF PROFITS OR OTHER BENEFITS ARISING OUT OF THIS AGREEMENT, OR OUT OF ANY BREACH HEREOF. LICENSOR MAKES NO WARRANTIES BEYOND THOSE EXPRESSLY CONTAINED HEREIN. ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING THOSE OF FITNESS FOR A PARTICULAR PURP0SE AND MERCHANTABILITY ARE EXCLUDED.
8.2 Any suspected breach or default with respect to any of the provisions of this Agreement will be noticed in writing to the offending party within thirty (30) days of suspected breach of default . Should the offender not cure such suspected breach or default within thirty (30) days after notice, the offender shall be deemed in breach or default and this Agreement may be terminated by the injured party.

8.3 Licensor warrants that Licensor owns all rights to the Licensed Technology cited, and has the right to grant licenses for manufacture thereunder.

                  SECTION NINE: TRANSFERABILITY

9.1 The license granted to Licensee in this Agreement shall be binding on any successor to ownership or control of the licensed marketing rights. The obligation shall run in favor of any successor of Licensee. Neither party shall have any right to assign its rights hereunder without the written approval of the other party.

                     SECTION TEN: TERMINATION

10.1 In the event of any adjudication of bankruptcy, appointment of a receiver, assignment for the benefit of creditors, or levy of execution directly involving Licensee, this Agreement, at the sole discretion of Licensor, may thereupon be terminated.

10.2 In the event of any act cited in above Section 11.1 be initiated, Licensee shall notify Licensor immediately and by the most expeditious.

10.3 After Licensee has paid the total amount of Licensing Fees as set forth in Section 3.1 above, Licensee shall have the right to cancel this Agreement on ninety (90) days written notice to Licensor. Licensee shall assist Licensor with respect to direct licensing of existing Sub-Licensees. In the event of such cancellation, Licensee shall pay to Licensor all Royalties and License Fees due and payable up to the effective date of such cancellation.

10.4 Should the License Agreement be terminated for any purpose, all documents relative to the Licensed Technology, the intellectual property rights relative thereto, all documents relative to any and all development or refinement of the apparatus and/or its uses, and all original and prototype equipment appertaining thereto, shall all and immediately be handed over to Licensor and no claim shall thereafter be laid thereto by Licensee and Sub-Licensees.

                  SECTION ELEVEN: MISCELLANEOUS

11.1 The term of this Agreement shall be for a period of one year.

11.2 This Agreement shall automatically re-new for subsequent one-year terms unless otherwise terminated pursuant to Section Ten above at no additional cost to Licensee.

11.3 This Agreement shall be interpreted and construed under the laws of the State of Florida. Any suit related to this matter shall be filed in the State of Florida, Southern
     District.

11.4 This Agreement is the whole agreement and supercedes any previous intent or statement, written or oral.

11.5 This Agreement may be amended in a writing executed by both parties.

11.6 Notice given and payment of fees and royalties under this Agreement shall be mailed to the parties at the addresses herein given.

     Emission Controls Corp.                 Michael C. Shetley
     9042 Shearwater Road                    Route 6, Box 845
     Blaine, WA 98230-5705                   Okeechobee, FL 34974

11.7 Facsimile signatures are considered valid and lawful for the execution of this Agreement and are binding upon the parties hereto.

11.8 This Agreement may be signed in whole or in part, each part representing the whole.

IN WITNESS WHEREOF, the parties are deemed to have executed this Agreement in Blaine, Washington, whether in whole or in part, the day and year first above written.

EMISSION CONTROLS CORP.                 MICHAEL C. SHETLEY


By: Syd L. Cooke, President              By:  Michael Shetley